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As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-186210

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON
FORM S-1
TO
FORM S-4 (FILE NO. 333-186210)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hemisphere Media Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	80-0885255 (I.R.S. Employer Identification No.)

Hemisphere Media Group, Inc.
2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
(212) 503-2860
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alan J. Sokol
Chief Executive Officer
2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
(305) 421-6364
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Jeffrey D. Marell, Esq.
Tracey A. Zaccone, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale of securities to the public:
From time to time after this Registration Statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 on Form S-1 to the Registration Statement (this "Amendment No. 2" or) is being filed pursuant to Section 10(a)(3) of the Securities and Exchange Act of 1933, as amended to update the Registration Statement on Form S-4 (File No. 333-186210), which was previously declared effective by the Securities and Exchange Commission on May 7, 2013, to include the audited financial statements hereto included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 28, 2014 and to update certain other information, this Amendment No. 2 relates to the public offering of common stock of the registrant upon exercise of certain warrants, as contemplated by the Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-4 (File No. 333-186210) (the "Prior Registration Statement"), and is being filed in order to maintain the effectiveness of the Prior Registration Statement to the extent that such Prior Registration Statement pertains to the shares of the registrant's Class A common stock issuable upon exercise of such warrants. All applicable registration fees were paid in connection with the filing of the prior Registration Statement.

        The Registrant herby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

7,333,334 Shares
HEMISPHERE MEDIA GROUP, INC.
Hemisphere Class A Common Stock

        This prospectus relates to the issuance by us of up to 7,333,334 shares of Class A common stock, par value $0.0001 per share ("Hemisphere Class A common stock"), upon the exercise of warrants that became exercisable for shares of Hemisphere Class A common stock upon the consummation of the transactions (collectively, the "Transaction") contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), by and among us, Hemisphere Merger Sub I, LLC, a Delaware limited liability company and our indirect wholly-owned subsidiary ("WAPA Merger Sub"), Hemisphere Merger Sub II, Inc., a Delaware corporation and our indirect wholly-owned subsidiary ("Azteca Merger Sub"), Hemisphere Merger Sub III, Inc., a Delaware corporation and our indirect wholly-owned subsidiary ("Cinelatino Merger Sub" and, together with IM Merger Sub and Azteca Merger Sub, the "Merger Subs"), Azteca Acquisition Corporation, a Delaware corporation ("Azteca"), WAPA Holdings, LLC, (f/k/a InterMedia Español Holdings, LLC), a Delaware limited liability company ("WAPA"), and Cine Latino, Inc., a Delaware corporation ("Cinelatino"), at an exercise price of $6.00 per half-share (each, a "Warrant" and collectively, the "Warrants"). Each Warrant entitles the holder thereof to purchase one-half share of Hemisphere Class A common stock upon payment of the exercise price of $6.00 per half-share. A warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock and therefore only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock. We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of Hemisphere Class A common stock. Hemisphere Class A common stock is listed on the Global Market of The NASDAQ Stock Market ("NASDAQ") under the symbol "HMTV." The Warrants are quoted on the Over-the-Counter Bulletin Board under the symbol "HMTVW." On March 25, 2014, the closing sales prices of Hemisphere Class A common stock and Warrants were $12.69 and $1.31, respectively.

        Investing in Hemisphere Class A common stock involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2014.

ABOUT THIS PROSPECTUS

        This document, which forms part of a post-effective amendment on Form S-1 to a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, or the SEC, by Hemisphere Media Group, Inc. ("Hemisphere") (File No. 333-186210), constitutes a prospectus of Hemisphere under Section 5 of the U.S. Securities Act of 1933, as amended, or the Act, with respect to the shares of Hemisphere Class A common stock to be issued upon exercise of the Warrants. This prospectus is part of a "shelf" registration statement on form S-1 that we filed with the Securities and Exchange Commission using a continuous registration process. Under this continuous registration process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under this shelf registration process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling securityholders. From time to time, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference".

        This document contains registered and unregistered trademarks and service marks of Hemisphere and its affiliates, as well as trademarks and service marks of third parties. All brand names, trademarks and service marks appearing in this document are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements." You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other similar words. These include, but are not limited to, statements relating to the synergies and the benefits that we expect to achieve in the transactions discussed herein, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Those statements represent management's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of Hemisphere, Azteca, WAPA and Cinelatino and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under "Risk Factors" beginning on page 6 herein and page 21 of our Annual Report on Form 10-K, which is incorporated by reference herein. Those factors include:

  •
  the reaction by advertisers, programming providers, strategic partners, the Federal Communications Commission (the "FCC") or other government regulators to (i) our previously completed Transaction and (ii) the consummation of the acquisition of the Acquired Cable Business (as defined in our Annual Report on Form 10-K incorporated herein by reference;

  •
  the potential for viewership of our networks' programming to decline;

  •
  the risk that we may fail to secure sufficient or additional advertising and/or subscription revenue;

  •
  the benefits of the combination of WAPA and Cinelatino, including the prospects of the combined businesses;

  •
  the risk that the closing conditions to which the acquisition of the Acquired Cable Business is subject are not satisfied;

i

  •
  our ability to successfully integrate the Acquired Cable Business and achieve the expected synergies from that integration at the expected costs;

  •
  the ability to realize anticipated growth and growth strategies of the combined company since the completion of (i) the Transaction and (ii) the acquisition of the Acquired Cable Business;

  •
  the ability to realize the anticipated benefits of (i) the Transaction and (ii) the acquisition of the Acquired Cable Business, in each case, which may be affected by, among other things, competition in the industry in which we operate;

  •
  the risk that we may become responsible for certain liabilities of the Acquired Cable Business;

  •
  the costs expected to be incurred in connection with the integration of us and the Acquired Cable Business;

  •
  the risk that integrating our business with that of the Acquired Cable Business may divert our management's attention;

  •
  our ability to obtain additional financing in the future;

  •
  our ability to successfully manage relationships with customers, distributors and other important relationships;

  •
  the loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;

  •
  changes in technology;

  •
  changes in pricing and availability of products and services;

  •
  the deterioration of general economic conditions, either nationally or in the local markets in which we operate; and

  •
  legislative or regulatory changes that may adversely affect our businesses.

        The forward-looking statements are based on current expectations about future events. Although Hemisphere believes that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. Hemisphere is not under any duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled "Risk Factors" beginning on page 6 herein and page 21 in our Annual Report on Form 10-K incorporated by reference herein.

ii

        All references in this prospectus to:

  •
  "Amended Azteca Warrants" refers to Azteca warrants that, by action of the Warrant Amendment, became exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share; at the effective time of the Transaction, all of the Amended Azteca Warrants outstanding immediately prior to the consummation of the Transaction were automatically converted into the right to acquire shares of Hemisphere Class A common stock on the same terms as were in effect with respect to the Amended Azteca Warrants immediately prior to the consummation of the Transaction;

  •
  "Azteca" refers to Azteca Acquisition Corporation, a Delaware blank check corporation;

  •
  "Azteca common stock" refers to the common stock, par value $0.0001 per share, of Azteca;

  •
  the "Azteca Merger" refers to the merger of Azteca Merger Sub with and into Azteca, with Azteca as the surviving entity, as contemplated by the Merger Agreement;

  •
  "Azteca Merger Sub" refers to Hemisphere Merger Sub II, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Hemisphere prior to the consummation of the Transaction;

  •
  "Azteca's Sponsor" refers to Azteca Acquisition Holdings, LLC, a Delaware limited liability company;

  •
  "Azteca warrants" refers, collectively to the Public Warrants and the Sponsor Warrants;

  •
  "Cinelatino" refers to Cine Latino, Inc., a Delaware corporation;

  •
  the "Cinelatino Merger" refers to the merger of Cine Merger Sub with and into Cinelatino, with Cinelatino as the surviving entity, as contemplated by the Merger Agreement;

  •
  the "Cinelatino Stockholders" refers to InterMedia Cine Latino, LLC, Cinema Aeropuerto and James M. McNamara;

  •
  "Cine Merger Sub" refers to Hemisphere Merger Sub III, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Hemisphere prior to the consummation of the Transaction;

  •
  "Cinema Aeropuerto" refers to Cinema Aeropuerto, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable (variable capital corporation);

  •
  "Hemisphere" refers to Hemisphere Media Group, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Cinelatino prior to the consummation of the Transaction (that became the parent holding company following the Transaction);

  •
  "Hemisphere Class A common stock" refers to Class A common stock, par value $0.0001 per share, of Hemisphere;

  •
  "Hemisphere Class B common stock" refers to Class B common stock, par value $0.0001 per share, of Hemisphere;

  •
  "Hemisphere warrants" refers to the Warrants of Hemisphere issued upon conversion of the Amended Azteca Warrants upon the consummation of the Transaction.

  •
  the "Merger Agreement" refers to the Agreement and Plan of Merger, dated as of January 22, 2013, among Azteca, Hemisphere, WAPA, Cinelatino, WAPA Merger Sub, Azteca Merger Sub and Cine Merger Sub;

  •
  "Merger Subs" refers to Azteca Merger Sub, WAPA Merger Sub, and Cine Merger Sub, collectively;

  •
  "Public Warrants" refers to the warrants, each of which was exercisable for one share of Azteca common stock, issued in Azteca's initial public offering;

  •
  "Public Warrantholders" refers to holders of Public Warrants;

  •
  "Seller Warrants" refers to 2,333,334 warrants that were issued by Hemisphere to the WAPA/Cinelatino Investors upon the consummation of the Transaction;

  •
  "Sponsor Warrants" refers to the 4,666,667 warrants issued to Azteca's Sponsor pursuant to the Warrant Agreement at the time of Azteca's initial public offering;

  •
  the "Transaction" refers collectively to the mergers of WAPA and WAPA Merger Sub, Azteca and Azteca Merger Sub, and Cinelatino and Cine Merger Sub, resulting in Azteca, WAPA and Cinelatino becoming indirect wholly-owned subsidiaries of Hemisphere, as contemplated by the Merger Agreement;

  •
  "Warrant Agreement" refers to the Warrant Agreement, dated as of June 29, 2011, between Azteca and Continental Stock Transfer & Trust Company, as warrant agent;

  •
  "Warrant Amendment" refers to an amendment to the Warrant Agreement pursuant to which, among other things, each of the Azteca Warrants outstanding immediately prior to the consummation of the Transaction (including all of the Sponsor Warrants) became exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share;

  •
  "Warrants" refers to warrants that each entitle the holder thereof to purchase one-half share of Hemisphere Class A common stock at an exercise price of $6.00 per half-share;

  •
  "WAPA" refers to WAPA Holdings, LLC (f/k/a Intermedia Español Holdings, LLC), a Delaware limited liability company;

  •
  "WAPA Member" refers to InterMedia Partners VII, L.P., a Delaware limited partnership;

  •
  the "WAPA Merger" refers to the merger of WAPA Merger Sub with and into WAPA, with WAPA as the surviving entity, as contemplated by the Merger Agreement;

  •
  "WAPA Merger Sub" refers to Hemisphere Merger Sub I, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Hemisphere prior to the consummation of the Transaction; and

  •
  the "WAPA/Cinelatino Investors" refers collectively to the WAPA Member and the Cinelatino stockholders prior to the consummation of the Transaction.

 PROSPECTUS SUMMARY

        The following summary highlights only selected information contained elsewhere in this prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein, carefully and in their entirety. See the section entitled "Where You Can Find More Information" and "Information Incorporated by Reference". Unless the context requires otherwise, the words "Hemisphere," "we," "company," "us," and "our" refer to Hemisphere Media Group, Inc. and our consolidated subsidiaries.

About Hemisphere

        We are a leading U.S. Spanish-language media company serving the fast growing and highly attractive U.S. Hispanic and Latin America markets with the only two independently owned, fully-distributed Hispanic cable networks in the U.S. and dominant broadcast television network in Puerto Rico. Headquartered in Miami, Florida, we own and operate the following leading Spanish language networks and content platform:

        Cinelatino:    the leading Spanish-language cable movie network with over 13 million subscribers across the U.S., Latin America and Canada. Cinelatino is programmed with a lineup featuring the best contemporary films and original television series from Mexico, Latin America, the U.S. and Spain. Driven by the strength of its programming and distribution, Cinelatino is the #1-Nielsen rated Spanish-language cable movie network in the U.S. and the #2-Nielsen rated Spanish-language cable television network in the U.S. overall.

        WAPA PR:    the leading broadcast television network and television content producer in Puerto Rico. WAPA PR has been the #1-rated broadcast television network in Puerto Rico for the last five years. WAPA PR is Puerto Rico's news leader and the largest local producer of entertainment programming, producing over 65 hours each week.

        WAPA America:    a cable television network serving primarily Puerto Ricans and other Caribbean Hispanics in the United States. WAPA America's programming includes news and entertainment offerings produced by WAPA PR. WAPA America is distributed in the U.S. to over 5 million subscribers.

        WAPA2 Deportes:    a leading sports television network in Puerto Rico, featuring Major League Baseball and professional sporting events from Puerto Rico. WAPA2 Deportes is distributed through WAPA PR's multicast signal and on all cable and satellite systems in Puerto Rico.

        WAPA.TV:    the leading broadband news and entertainment website in Puerto Rico featuring news and content produced by WAPA PR.

        Shares of Hemisphere Class A common stock, par value $0.0001 per share are publicly traded under the symbol "HMTV" on the Nasdaq Global Market ("NASDAQ"). Hemisphere warrants, exercisable for shares of Hemisphere Class A common stock ("Warrants"), are publicly traded on the Over-the-Counter Bulletin Board under the ticker symbol "HMTVW."

        Our principal executive offices are located at 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134, and our telephone number is (305) 421-6364. Our website address is www.hemispheretv.com. Information contained on our website is not a part of this prospectus.

The Transaction

        Hemisphere was incorporated in Delaware on January 16, 2013. On April 4, 2013, Hemisphere completed a series of mergers pursuant to which WAPA, Cinelatino and Azteca, each became indirect wholly-owned subsidiaries of Hemisphere (the "Transaction"). Azteca, a special purpose acquisition vehicle, delivered the proceeds of a trust account raised in its 2011 initial public offering to Hemisphere in the Transaction. Since the consummation of the Transaction, Azteca has had no operations and was subsequently dissolved on December 31, 2013.

        As a result of the Transaction, (i) former holders of Cinelatino common stock and the former holder of membership interests in WAPA received Hemisphere Class B common stock and Warrants, (ii) stockholders in Azteca received Hemisphere Class A common stock and (iii) the Azteca warrantholders received Warrants. In connection with the Transaction, Hemisphere listed its Class A common stock on NASDAQ under the symbol "HMTV." The Warrants are quoted on the Over-the-Counter Bulletin Board under the symbol "HMTVW." Pursuant to the Merger Agreement, Azteca, WAPA and Cinelatino each became indirect wholly-owned subsidiaries of Hemisphere.

        The Transaction was accounted for by applying the acquisition method, which required the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. ASC Topic 805-10, "Business Combinations—Overall" ("ASC 805-10") provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the Transaction, including payment of any premium. Although Hemisphere issued the equity interests in the Transaction, since it was a new entity formed solely to issue these equity interests to effect the Transaction it would not be considered the acquirer and one of the combining entities that existed before the transaction must be identified as the acquirer. WAPA was the accounting acquirer because, among other reasons at the time of the Transaction, WAPA, through its parent company, InterMedia, one of our controlling stockholders, had (and continues to have) the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, as they will represent five of the nine directors on the combined entity board of directors, including the Chief Executive Officer.

        As WAPA was the accounting acquirer (and legal acquiree), the Transaction was considered to be a reverse acquisition. Since WAPA issued no consideration in the Transaction, unless the fair value of accounting acquirees' equity interests are more reliably measurable, the fair value of the consideration transferred by WAPA would be based on the number of shares WAPA would have had to issue to give owners of the other entities in the transaction the same percentage ownership in the combined entities that resulted from the Transaction. In this situation, since Azteca's shares were publicly traded and they were one of the combining entities in this Transaction, the fair value of those shares was considered to be more reliably measurable than the fair value of WAPA's shares and therefore was used to determine the fair value of the consideration transferred for the acquisition of Cinelatino, which was the other operating entity involved in the Transaction. The difference between the fair value of the consideration transferred and the fair value of Cinelatino's identifiable assets and liabilities at the acquisition date was recorded as goodwill.

        Hemisphere's consolidated financial statements are incorporated herein by reference to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

  The Warrant Amendment

        Prior to the consummation of the Transaction, Azteca's public warrantholders approved the Warrant Amendment, pursuant to which (i) each warrant to purchase Azteca common stock outstanding immediately prior to the closing of the Transaction (including all of the Sponsor Warrants) became exercisable for one-half of the number of shares of common stock of Azteca at an exercise price of $6.00 per half-share, (ii) each holder of Azteca warrants (including Sponsor Warrants) received, for each such warrant (in exchange for the reduction of shares for which such warrants are exercisable), $0.50 in cash, (iii) the obligation to reduce the warrant price upon the occurrence of certain transactions in which the consideration to be received includes securities of a private company was removed to permit the Azteca warrants amended by the Warrant Amendment to be treated as equity for reporting purposes, and (iv) the warrants, each exercisable for one share of Azteca common stock issued in Azteca's initial public offering, became exercisable on a "cashless basis" at the election of Azteca under certain circumstances. Upon consummation of the Transaction, each Amended Azteca Warrant was converted into an equal number of Hemisphere warrants and became exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. The effect of the Warrant Amendment was to reduce the number of shares of Hemisphere Class A common stock issuable upon exercise of the warrants by half, thereby reducing the amount by which Hemisphere stockholders would otherwise have been diluted as a result of the exercise in full of the warrants. Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock and therefore only an even number of warrants may be exercised at any given time by the registered warrantholder. For example, if a registered warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a registered warrantholder holds two warrants, such warrants shall be exercisable for one share of Hemisphere Class A common stock.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the specific risks set forth under "Risk Factors" in any applicable prospectus supplement, under "Risk Factors" under Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus before making an investment decision. For more information, see "Where You Can Find More Information" and "Information Incorporated by Reference."

Risks Related to the Warrants

This registration statement relating to the Hemisphere Class A common stock underlying the warrants and a current prospectus may not be effective when an investor desires to exercise warrants; in certain cases, these warrants may be subject to "cashless exercise." If an exemption from registration is not available, this may prevent an investor from being able to exercise its warrants resulting in such warrants expiring worthless.

        Under the Warrant Agreement as amended by the Warrant Amendment, Hemisphere may but is not required to file with the SEC this registration statement for the registration under the Securities Act of the issuance of Hemisphere Class A common stock upon exercise of the warrants, and cause such registration statement to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. In addition, no warrant will be exercisable and Hemisphere will not be obligated to issue Hemisphere Class A common stock upon exercise of a warrant unless the common stock so issuable has been registered, qualified or deemed exempt under the securities laws of the state of residence of the registered warrantholder. If such warrantholder is unable to exercise its warrants in a particular state, such holder may be forced to sell its warrants and therefore lose the benefit of purchasing Hemisphere Class A common stock. Furthermore, the price such holder receives for its warrant may not equal the difference between the exercise price and the stock price.

        If Hemisphere later withdraws or does not maintain this registration statement's effectiveness, Hemisphere will be required to permit holders to exercise their warrants on a cashless basis. If an exemption from registration is not available, no warrant will be exercisable on a cashless basis, and Hemisphere will not be obligated to issue any Hemisphere Class A common stock to holders seeking to exercise their warrants, unless the issuance of Hemisphere Class A common stock upon such exercise are registered or qualified under the Act and securities laws of the state of the exercising holder as described above. For additional circumstances under which the warrants will not be exercisable, see the risk factor entitled "Pursuant to the Warrant Amendment, a warrantholder may exercise its warrant for only a whole number of shares of Hemisphere Class A common stock."

Warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to Hemisphere's stockholders.

        Outstanding warrants to purchase an aggregate of 7,333,334 shares of Hemisphere Class A common stock (issued in exchange for Azteca warrants issued in Azteca's initial public offering and concurrent private placement, taking into account the Warrant Amendment, the sale of Sponsor Warrants to Azteca and the issuance of warrants to the owners of WAPA and Cinelatino) became exercisable 30 days after the consummation of the Transaction. These warrants likely will be exercised only if the $6.00 per one half-share exercise price is below the market price of the shares of Hemisphere Class A common stock. To the extent such warrants are exercised, additional shares of Hemisphere Class A common stock will be issued, which will result in dilution to the holders of common stock of Hemisphere and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Hemisphere Class A common stock. As of March 24, 2014, 100 Warrants were exercised.

Pursuant to the Warrant Amendment, a warrantholder may exercise its warrants for only a whole number of shares of Hemisphere Class A common stock and such Warrants are subject to redemption rights.

        Upon consummation of the Transaction, each Amended Azteca Warrant was converted into an equal number of Hemisphere warrants and became exercisable for shares of Hemisphere Class A common stock on the same terms as were in effect with respect to such Amended Azteca Warrants immediately prior to the consummation of the Transaction. Pursuant to the Warrant Amendment, among other things, a warrantholder may exercise its warrants only for a whole number of shares of Hemisphere Class A common stock. This means that only an even number of warrants may be exercised at any given time by the warrantholder. For example, if a warrantholder holds one warrant to purchase one-half of a share of Hemisphere Class A common stock, such warrant shall not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of Hemisphere Class A common stock. Hemisphere will not pay cash in lieu of fractional warrants and will not cash-settle any warrants after giving effect to the Warrant Amendment. Additionally, our Warrants, other than certain Warrants held by our controlling stockholders and former affiliates of Azteca Acquisition Corporation, are subject to redemption, in our sole discretion, when the price of Hemisphere Class A common stock trades at or above $18.00 per share for a specified trading period as set forth in the Warrant Agreement and the Warrant Agreement Amendment governing our Warrants.

 USE OF PROCEEDS

        We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of Hemisphere Class A common stock bv holders of Warrants. We intend to use the proceeds from the exercise of the Warrants for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses. Our management will have broad discretion over the uses of the proceeds from the exercise of the Warrants. Pending these uses, we intend to invest the net proceeds from the exercise of Warrants in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

 PLAN OF DISTRIBUTION

        The shares of Hemisphere Class A common stock offered and sold by us pursuant to this prospectus will be issued directly to the holders of Warrants upon payment of the exercise price therefore to us. We are required to pay all fees and expenses incident to the registration of the offer and sale of shares of Hemisphere Class A common stock by such holders of Warrants pursuant to this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of Hemisphere Class A common stock applicable to Non-U.S. Holders (as defined below). This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No opinion of counsel has been obtained, and we do not intend to seek a ruling from the IRS as to any of the tax considerations described below. There can be no assurance that the IRS will not challenge one or more of the tax considerations described below.

        This discussion only addresses beneficial owners of Hemisphere Class A common stock, and it is assumed for purposes of this discussion that Non-U.S. Holders (as defined below) hold shares of Hemisphere Class A common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder's particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire Hemisphere Class A common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein), controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, former citizens or former long-term residents of the United States, and Non-U.S. Holders who hold Hemisphere Class A common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax (such as U.S. federal estate tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holder should consult with their own tax advisors regarding the possible application of these taxes.

        For the purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of Hemisphere Class A common stock that is an individual, corporation, estate or trust, other than:

  •
  an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Hemisphere Class A common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as a partner in a partnership holding shares of Hemisphere Class A common stock should consult their own tax advisors.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK. HOLDERS OF OUR CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF OTHER U.S. FEDERAL TAX LAWS AND ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK.

Distributions

        Distributions of cash or property that we pay in respect of Hemisphere Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Except as described below under "—U.S. Trade or Business Income," a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of Hemisphere Class A common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the Non-U.S. Holder's tax basis in Hemisphere Class A common stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which a Non-U.S. Holder holds Hemisphere Class A common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case the Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or successor form) certifying such stockholder's entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding possible entitlement to benefits under an income tax treaty.

Sale, Exchange or Other Taxable Disposition of Hemisphere Class A Common Stock

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA," a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of Hemisphere Class A common stock unless:

  •
  the gain is U.S. trade or business income, in which case the gain will be subject to tax in the manner described below under "—U.S. Trade or Business Income";

  •
  the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the gain (reduced by any U.S.-source capital losses) will be subject to 30% (or a lower applicable treaty rate) tax; or

  •
  we are, or have been, a "United States real property holding corporation" for U.S. federal income tax purposes, at any time during the shorter of the five-year period preceding such disposition and the Non-U.S. Holder's holding period in Hemisphere Class A common stock, in which case, subject to the exception described in the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income.

        In general, a corporation is a "United States real property holding corporation" if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the total fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a United States real property holding corporation, gain will not be subject to tax as U.S. trade or business income if a Non-U.S. Holder's holdings (direct and indirect) at all times during the applicable period constituted 5% or less of Hemisphere Class A common stock, provided that shares of Hemisphere Class A common stock were regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation for U.S. federal income tax purposes.

U.S. Trade or Business Income

        For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of Hemisphere Class A common stock will be considered to be "U.S. trade or business income" if (A) such income or gain is (i) effectively connected with a Non-U.S. Holder's conduct of a trade or business within the United States and (ii) if the Non-U.S. Holder is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, if you are an individual, a fixed base) that such Non-U.S. Holder maintains in the United States, or (B) we are or have been a United States real property holding corporation at any time during the shorter of the five-year period ending on the date of the disposition of Hemisphere Class A common stock and the Non-U.S. Holder's holding period for the Class A common stock (subject to the exception set forth above in the second paragraph of "—Sale, Exchange or Other Taxable Disposition of Hemisphere Class A Common Stock"). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that a Non-U.S. Holder complies with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, such Non-U.S. Holder is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on such holder's U.S. trade or business income unless an applicable income tax treaty provides otherwise. Any U.S. trade or business income received by a Non-U.S. Holder that is a foreign corporation may also be subject to a branch profits tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty).

Information Reporting and Backup Withholding

        We must report to our Non-U.S. Holders and the IRS the amount of dividends paid during each calendar year, if any, and the amount of any tax withheld. These information reporting requirements apply even if no withholding is required (e.g., because the dividends are U.S. trade or business income, or withholding is eliminated by an applicable income tax treaty). This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

        Backup withholding, however, generally will not apply to distributions payable to a Non-U.S. Holder of shares of Hemisphere Class A common stock provided the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person (as defined in the Code) that is not an exempt recipient.

        Payments on the sale or other taxable disposition of Hemisphere Class A common stock made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is for U.S. federal income tax purposes: a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the Non-U.S. Holder is not a U.S. person (as defined in the Code) and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against a Non-U.S. Holder's U.S. federal income tax liability or refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied by the Non-U.S. Holder to the IRS.

FATCA

        Pursuant to the Foreign Account Tax Compliance Act, or "FATCA," foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments include generally U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Final Treasury regulations defer this withholding obligation until January 1, 2014 for payments of dividends on U.S. common stock and until January 1, 2017 for gross proceeds from dispositions of U.S. common stock. FATCA withholding will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and Treasury is authorized to provide additional exceptions.

        Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

 LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to Hemisphere, passed upon the validity of the securities of Hemisphere offered by this prospectus.

EXPERTS

        The consolidated financial statements of Hemisphere Media Group, Inc., as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated by reference to our Annual Report on Form 10-K have been so included in reliance on the report of McGladrey LLP, an independent registered public accounting firm, as set forth in their report with respect thereto, and are included in reliance on the authority of said firm as experts in accounting and auditing.

MATERIAL CHANGES

        There have been no material changes in our affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest form 10-K and that have not been described in a Form 8-K filed under the Securities and Exchange Act of 1934.

WHERE YOU CAN FIND MORE INFORMATION

Publicly Available Information

        Hemisphere files annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect or copy these materials at the Public Reference Room at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC public reference room. Hemisphere's public filings are also available to the public from the SEC's website at www.sec.gov. You may request a copy of Hemisphere's filings with the SEC (excluding exhibits) and any documents incorporated by reference in this Amendment No. 2 at no cost by writing Hemisphere at Hemisphere Media Group, Inc., 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134 or by telephoning Hemisphere at (305) 421-6364.

INCORPORATION OF DOCUMENTS BY REFERENCE

        This Amendment No. 2 incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this Amendment No. 2, and the SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Pursuant to General Instruction VII of Form S-1, we elect to provide informations required by Items 3 through 11 of Form S-1 (that was not included above) in accordance with the "Material Changes" section above and this section. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 28, 2014 (including the exhibits thereto and information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on March 28, 2014);

  •
  our Definitive Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2013, filed on March 28, 2014;

  •
  our Form 8-K, filed on January 22, 2014; and

  •
  our Form 8-K, filed March 20, 2014.

        You should not assume that the information in this Amendment No. 2 or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of shares of Hemisphere Class A common stock being registered hereby.

Securities and Exchange Commission registration fee	$9,992.67	*
Accounting fees and expenses	$15,000
Legal fees and expenses	$25,000
Financial printing and miscellaneous expenses	$5,000
Total	$54,992.67

*
Previously paid in connection with the filing of Hemisphere's registration statement on Form S-4 (File No. 333-186210), which is amended hereby.

Item 14.    Indemnification of Officers and Directors.

Exculpation and Indemnification

        Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or for any transaction from which the director derived an improper personal benefit. Hemisphere' certificate of incorporation limits the personal liability of a director to the Registrant and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

        In addition, Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite the adjudication of liability. Hemisphere's certificate of incorporation provides for indemnification of directors or officers of the Registrant for any liability incurred in their official capacity to the fullest extent permissible under the DGCL.

Indemnification Agreements

        Hemisphere has entered into indemnification agreements with its directors, officers and key employees which may, in certain cases, be broader than the specific indemnification provisions contained in its amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements require Hemisphere, among other things, to indemnify such officers, directors and key employees against certain liabilities that may arise by reason of their status or service as directors, officers or key employees of Hemisphere or of another entity at the request of Hemisphere and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 15.    Recent Sales of Unregistered Securities

        On April 4, 2013, in connection with the consummation of the Transaction, we issued an aggregate of 33,000,000 shares of Hemisphere Class B common stock to the WAPA/Cinelatino Investors (a total of 4 accredited investors) in a private placement transaction exempt from registration under the Act in partial consideration for the WAPA/Cinelatino Investors' indirect contribution of ownership interests in WAPA and Cinelatino to us.

        On April 4, 2013, in connection with the consummation of the Transaction, we sold an aggregate of 2,333,334 Seller Warrants to the WAPA/Cinelatino Investors (a total of 4 accredited investors) in a private placement transaction exempt from registration under the Act for a purchase price per Seller Warrant equal to $0.50 in partial consideration for the WAPA/Cinelatino Investors' indirect contribution of ownership interests in WAPA and Cinelatino to us. The transaction generating total gross proceeds of $1,166,667.

Item 16.    Exhibits

  (a)
  Exhibits

        The following is a list of exhibits filed, furnished or incorporated by reference as a part of this registration statement.

Exhibit No.	Description of Exhibits
2.1	Merger Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, the Company, InterMedia Español Holdings, LLC, Cine Latino, Inc., Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4 filed with the Commission on January 25, 2013) (File No. 333-186210)).
2.2
Asset Purchase Agreement, dated as of January 22, 2014, by and among Hemisphere Media Holdings, LLC, Media World, LLC and the other parties named therein. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on January 23, 2014 (File No. 001-35886)).
3.1
Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc. (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
3.2
Amended and Restated Bylaws of Hemisphere Media Group, Inc. (incorporated herein by reference to Exhibit 3.4 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).

Exhibit No.	Description of Exhibits
4.1	Specimen Hemisphere Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.2
Specimen Hemisphere Class B Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.3
Specimen Warrant Certificate (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.4
Equity Restructuring and Warrant Purchase Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, the Company, Azteca Acquisition Holdings, LLC, Brener International Group, LLC, InterMedia Partners VII, L.P., InterMedia Cine Latino, LLC, Cinema Aeropuerto, S.A. de C.V. and the other parties identified therein (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 filed with the Commission on January 25, 2013) (File No. 333-186210)).
4.5
Lock-Up Agreement, dated as of January 22, 2013, by and among InterMedia Español Holdings, LLC, Cine Latino, Inc. and the parties identified as "IM Investor", "Cine Investors" and "Azteca Investors" therein (incorporated herein by reference to Exhibit 4.5 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.7
Warrant Agreement, dated June 29, 2011, by and between Azteca Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to Azteca Acquisition Corporations' Current Report on Form 8-K filed with the Commission on July 6, 2011) (File No. 000-54443).
4.8
Assignment, Assumption and Amendment of Warrant Agreement, dated as of April 4, 2013, by and among Azteca Acquisition Corporation, the Company and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.6 to the Company's Registration Statement on Form 8-A filed with the Commission on April 4, 2013) (File No. 000-54925)).
4.9
Hemisphere Media Group, Inc. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Commission on April 10, 2013) (File No. 333-187846)).
5.1
Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 of Amendment No. 5 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 15, 2013 (File No. 333-186210)).
8.1
Tax Opinion of Greenberg Traurig, LLP (incorporated by reference to Exhibit 8.1 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
9.1
Support Agreement, dated January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., certain of the initial stockholders of Azteca Acquisition Corporation, and the other parties identified therein (incorporated herein by reference to Exhibit 10.1 to Azteca Acquisition Corporation's Current Report on Form 8-K filed with the Commission with the Commission on January 23, 2013)).

Exhibit No.	Description of Exhibits
10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 to the Company's Registration Statement on Form S-4 filed with the Commission on March 15, 2013) (File No. 333-186210)).
10.2
Registration Rights Agreement by and among the Company and the parties identified therein, dated January 22, 2013 (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
10.3
Credit Agreement, dated as of July 30, 2013, by and among Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the lenders party thereto from time to time, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and the other parties named therein (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on July 31, 2013 (File No. 001-35886)).
10.3
Guaranty Agreement, dated as of July 30, 2013, by and among HMTV, LLC, a Delaware limited liability company, Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the subsidiary guarantors from time to time party thereto and Deutsche Bank AG New York Branch as administrative agent (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on July 31, 2013 (File No. 001-35886)).
10.4
Form of Nonqualified Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2013 (File No. 001-35886)).
10.5
Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2013 (File No. 001-35886)).
10.6
Employment Agreement, dated April 9, 2013, by and between the Company and Mr. Alan J. Sokol (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on April 15, 2013 (File No. 000-54925)).
10.7
Employment Agreement, dated April 9, 2013, by and between the Company and Mr. Craig D. Fischer (incorporated herein by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the Commission on April 15, 2013 (File No. 000-54925)).
10.8
Consulting Agreement, dated June 20, 2013, by and between the Company and James M. McNamara (incorporated herein by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2013 (File No. 001-35886)).
10.9
Employment Agreement, dated May 6, 2013, by and between the Company and Alex J. Tolston (incorporated herein by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).
10.10
Employment Agreement, dated September 30, 2013, by and between the Company, Televicentro of Puerto Rico, LLC and Jose E. Ramos (incorporated herein by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).

Exhibit No.		Description of Exhibits
10.11		Offer Letter, dated October 10, 2013, by and between the Company and Nicolas J. Valls (incorporated herein by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).
21.1		Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).
23.1		Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2		Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).
23.3	*	Consent of McGladrey, LLP.
23.4
Consent of Peter M. Kern to be named as a director nominee (incorporated by reference to Exhibit 23.6 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.5
Consent of Gabriel Brener to be named as a director nominee (incorporated by reference to Exhibit 23.7 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.6
Consent of John Engelman to be named as a director nominee (incorporated by reference to Exhibit 23.8 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.7
Consent of Leo Hindery, Jr. to be named as a director nominee (incorporated by reference to Exhibit 23.9 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.8
Consent of Eric C. Neuman to be named as a director nominee (incorporated by reference to Exhibit 23.10 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.9
Consent of Ernesto Vargas Guajardo to be named as a director nominee (incorporated by reference to Exhibit 23.11 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.10
Consent of James M. McNamara to be named as a director nominee (incorporated by reference to Exhibit 23.12 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.11
Consent of Vincent L. Sadusky to be named as a director nominee (incorporated by reference to Exhibit 23.13 of Amendment No. 3 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 15, 2013 (File No. 333-186210)).
24.1		Power of Attorney (previously filed; included on the signature page to the Registration Statement filed on January 25, 2013 (File No. 333-186210)).
99.1
Form of Azteca Acquisition Corporation Proxy Card for Stockholders (incorporated by reference to Exhibit 99.1 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).

Exhibit No.	Description of Exhibits
99.2	Form of Azteca Acquisition Corporation Proxy Card for Azteca Warrantholders (incorporated by reference to Exhibit 99.2 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).

*
Filed herewith

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in this prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (b)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 28, 2014.

HEMISPHERE MEDIA GROUP, INC.
By:	/s/ ALAN J. SOKOL Alan J. Sokol Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2014.

Name	Title

/s/ ALAN J. SOKOL Alan J. Sokol	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ PETER M. KERN Peter M. Kern	Chairman of the Board and Director
/s/ CRAIG D. FISCHER Craig D. Fischer	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)
/s/ GABRIEL BRENER Gabriel Brener	Director
/s/ JOHN ENGELMAN John Engelman	Director
/s/ LEO HINDERY, JR. Leo Hindery, Jr.	Director
/s/ JAMES M. MCNAMARA James M. McNamara	Director

Name	Title

/s/ ERIC C. NEUMAN Eric C. Neuman	Director
/s/ VINCENT L. SADUSKY Vincent L. Sadusky	Director
/s/ ERNESTO VARGAS GUAJARDO Ernesto Vargas Guajardo	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
2.1	Merger Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, the Company, InterMedia Español Holdings, LLC, Cine Latino, Inc., Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4 filed with the Commission on January 25, 2013) (File No. 333-186210)).
2.2
Asset Purchase Agreement, dated as of January 22, 2014, by and among Hemisphere Media Holdings, LLC, Media World, LLC and the other parties named therein. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on January 23, 2014 (File No. 001-35886)).
3.1
Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc. (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
3.2
Amended and Restated Bylaws of Hemisphere Media Group, Inc. (incorporated herein by reference to Exhibit 3.4 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.1
Specimen Hemisphere Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.2
Specimen Hemisphere Class B Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.3
Specimen Warrant Certificate (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.4
Equity Restructuring and Warrant Purchase Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, the Company, Azteca Acquisition Holdings, LLC, Brener International Group, LLC, InterMedia Partners VII, L.P., InterMedia Cine Latino, LLC, Cinema Aeropuerto, S.A. de C.V. and the other parties identified therein (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 filed with the Commission on January 25, 2013) (File No. 333-186210)).
4.5
Lock-Up Agreement, dated as of January 22, 2013, by and among InterMedia Español Holdings, LLC, Cine Latino, Inc. and the parties identified as "IM Investor", "Cine Investors" and "Azteca Investors" therein (incorporated herein by reference to Exhibit 4.5 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
4.7
Warrant Agreement, dated June 29, 2011, by and between Azteca Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to Azteca Acquisition Corporations' Current Report on Form 8-K filed with the Commission on July 6, 2011) (File No. 000-54443).
4.8
Assignment, Assumption and Amendment of Warrant Agreement, dated as of April 4, 2013, by and among Azteca Acquisition Corporation, the Company and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.6 to the Company's Registration Statement on Form 8-A filed with the Commission on April 4, 2013) (File No. 000-54925)).

Exhibit No.	Description of Exhibits
4.9	Hemisphere Media Group, Inc. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Commission on April 10, 2013) (File No. 333-187846)).
5.1
Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP (incorporated by reference to Exhibit 5.1 of Amendment No. 5 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 15, 2013 (File No. 333-186210)).
8.1
Tax Opinion of Greenberg Traurig, LLP (incorporated by reference to Exhibit 8.1 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
9.1
Support Agreement, dated January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., certain of the initial stockholders of Azteca Acquisition Corporation, and the other parties identified therein (incorporated herein by reference to Exhibit 10.1 to Azteca Acquisition Corporation's Current Report on Form 8-K filed with the Commission with the Commission on January 23, 2013)).
10.1
Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 to the Company's Registration Statement on Form S-4 filed with the Commission on March 15, 2013) (File No. 333-186210)).
10.2
Registration Rights Agreement by and among the Company and the parties identified therein, dated January 22, 2013 (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013) (File No. 333-186210)).
10.3
Credit Agreement, dated as of July 30, 2013, by and among Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the lenders party thereto from time to time, Deutsche Bank Securities Inc. as joint lead arranger and lead bookrunner, GE Capital Markets, Inc., as joint lead arranger, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and the other parties named therein (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on July 31, 2013 (File No. 001-35886)).
10.3
Guaranty Agreement, dated as of July 30, 2013, by and among HMTV, LLC, a Delaware limited liability company, Hemisphere Media Holdings, LLC, a Delaware limited liability company, InterMedia Español, Inc., a Delaware corporation, the subsidiary guarantors from time to time party thereto and Deutsche Bank AG New York Branch as administrative agent (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on July 31, 2013 (File No. 001-35886)).
10.4
Form of Nonqualified Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2013 (File No. 001-35886)).
10.5
Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2013 (File No. 001-35886)).
10.6
Employment Agreement, dated April 9, 2013, by and between the Company and Mr. Alan J. Sokol (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on April 15, 2013 (File No. 000-54925)).
10.7
Employment Agreement, dated April 9, 2013, by and between the Company and Mr. Craig D. Fischer (incorporated herein by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the Commission on April 15, 2013 (File No. 000-54925)).

Exhibit No.		Description of Exhibits
10.8		Consulting Agreement, dated June 20, 2013, by and between the Company and James M. McNamara (incorporated herein by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2013 (File No. 001-35886)).
10.9
Employment Agreement, dated May 6, 2013, by and between the Company and Alex J. Tolston (incorporated herein by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).
10.10
Employment Agreement, dated September 30, 2013, by and between the Company, Televicentro of Puerto Rico, LLC and Jose E. Ramos (incorporated herein by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).
10.11
Offer Letter, dated October 10, 2013, by and between the Company and Nicolas J. Valls (incorporated herein by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).
21.1		Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed with the Commission on March 28, 2014 (File No. 001-35886)).
23.1		Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2		Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).
23.3	*	Consent of McGladrey, LLP.
23.4
Consent of Peter M. Kern to be named as a director nominee (incorporated by reference to Exhibit 23.6 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.5
Consent of Gabriel Brener to be named as a director nominee (incorporated by reference to Exhibit 23.7 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.6
Consent of John Engelman to be named as a director nominee (incorporated by reference to Exhibit 23.8 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.7
Consent of Leo Hindery, Jr. to be named as a director nominee (incorporated by reference to Exhibit 23.9 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.8
Consent of Eric C. Neuman to be named as a director nominee (incorporated by reference to Exhibit 23.10 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.9
Consent of Ernesto Vargas Guajardo to be named as a director nominee (incorporated by reference to Exhibit 23.11 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.10
Consent of James M. McNamara to be named as a director nominee (incorporated by reference to Exhibit 23.12 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
23.11
Consent of Vincent L. Sadusky to be named as a director nominee (incorporated by reference to Exhibit 23.13 of Amendment No. 3 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 15, 2013 (File No. 333-186210)).

Exhibit No.	Description of Exhibits
24.1	Power of Attorney (previously filed; included on the signature page to the Registration Statement filed on January 25, 2013 (File No. 333-186210)).
99.1
Form of Azteca Acquisition Corporation Proxy Card for Stockholders (incorporated by reference to Exhibit 99.1 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).
99.2
Form of Azteca Acquisition Corporation Proxy Card for Azteca Warrantholders (incorporated by reference to Exhibit 99.2 of Amendment No. 2 to Hemisphere Media Group, Inc.'s registration statement on Form S-4, filed with the Commission on March 11, 2013 (File No. 333-186210)).

*
Filed herewith